UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

GOLD TORRENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-159300	None
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 Broadway Avenue

Suite 160

Boise ID 83706

(Address of principal executive offices) (Zip code)

208-343-1413

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report)

Copies to:

Andrea Cataneo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

(212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

(a) On May 28, 2015, Gold Torrent, Inc. (the “Company”) was notified by Smythe Ratcliffe LLP (“Smythe”) that the firm resigned as the Company’s independent registered public accounting firm. Except as noted in the paragraph immediately below, the reports of Smythe on the Company’s financial statements for the year ended March 31, 2014 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended March 31, 2013 and 2014 and through May 28, 2015, the Company has not had any disagreements with Smythe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Smythe’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the years ended March 31, 2013 and 2014 and through May 28, 2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Smythe with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Smythe is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Smythe Ratcliffe LLP

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD TORRENT, INC.

Dated: June 4, 2015	By:	/s/ Ryan Hart
	Name:	Ryan Hart
	Title:	Chief Executive Officer

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